Exhibit 5.1

Western Asset Mortgage Capital Corporation
May 17, 2019

May 17, 2019

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, CA 91101

Re:	Western Asset Mortgage Capital Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 5,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (including up to 750,000 shares of Common Stock subject to an over-allotment option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-3 (File No. 333- 216496) of the Company relating to the Common Stock and other securities of the Company filed on March 7, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 26, 2017 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
(b)the prospectus, dated March 7, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)the preliminary prospectus supplement, dated May 14, 2019 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Western Asset Mortgage Capital Corporation
September 25, 2018

(d)the prospectus supplement, dated May 14, 2019 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(e)an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated May 14, 2019, among the Company, Western Asset Management Company, LLC, a California limited liability company (the “Manager”), and JMP Securities LLC (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Shares, filed as Exhibit 1.1 to the Registration Statement;
(f)an executed copy of a certificate of Adam Wright, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(g)a copy of the Company’s Amended and Restated Certificate of Incorporation, in effect as of March 2, 2017, May 10, 2019, May 14, 2019 and the date hereof, certified by the Secretary of State of the State of Delaware as of May 9, 2019, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);
(h)a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of March 2, 2017, May 10, 2019, May 14, 2019 and the date hereof and certified pursuant to the Secretary’s Certificate (the “Bylaws”);
(i)a specimen certificate evidencing the Common Stock in the form of Exhibit 4.1 to the Registration Statement; and
(j)a copy of certain resolutions of the Board of Directors of the Company, adopted on March 2, 2017 and May 10, 2019, and certain resolutions of the Pricing Committee thereof, adopted on May 14, 2019, each certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Manager and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Manager and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Manager and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate

Western Asset Mortgage Capital Corporation
September 25, 2018

action on the part of the Company under the DGCL and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

In rendering the opinion set forth herein, we have assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York or Delaware which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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